J2 Global Reports Third Quarter 2019 Results

Achieves Record Third Quarter Revenues

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the third quarter ended September 30, 2019.

“We’re pleased with the acceleration in our growth and our strong results across the board,” said Vivek Shah, CEO of J2 Global. “We’re also excited by our four acquisitions, including BabyCenter and Spiceworks, across four different business units in the quarter.”

THIRD QUARTER 2019 RESULTS

Q3 2019 quarterly revenues increased 17.6% to a third quarter record of $344.1 million compared to $292.7 million for Q3 2018.

Net cash provided by operating activities increased to $99.5 million compared to $87.8 million for Q3 2018. Q3 2019 free cash flow(1) increased 12.7% to $80.5 million compared to $71.5 million for Q3 2018 before the effects of payments associated with certain contingent consideration associated with our Media segment.

GAAP earnings per diluted share(3) increased 1.6% to $0.62 in Q3 2019 compared to $0.61 for Q3 2018.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 11.1% to a third quarter record of $1.70 compared to $1.53 for Q3 2018.

GAAP net income for Q3 2019 remained at $30.7 million as compared to Q3 2018.

Quarterly Adjusted EBITDA(5) increased 13.2% to $134.8 million compared to $119.1 million for Q3 2018.

J2 ended the quarter with approximately $191 million in cash and investments after deploying approximately $149 million during the quarter for acquisitions and approximately $16 million in respect of its share repurchase program.

Key financial results for Q3 2019 versus Q3 2018 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2019	Q3 2018	% Change
Revenues
Cloud Services	$171.2 million	$150.1 million	14.0%
Digital Media	$173.0 million	$142.6 million	21.3%
Total Revenue: (1)	$344.1 million	$292.7 million	17.6%
Operating Income	$59.4 million	$57.1 million	4.0%
Net Cash Provided by Operating Activities	$99.5 million	$87.8 million	13.3%
Free Cash Flow (2)	$80.5 million	$71.5 million	12.7%
GAAP Earnings per Diluted Share (3)	$0.62	$0.61	1.6%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$1.70	$1.53	11.1%
GAAP Net Income	$30.7 million	$30.7 million	—%
Adjusted Non-GAAP Net Income	$82.8 million	$75.1 million	10.3%
Adjusted EBITDA (5)	$134.8 million	$119.1 million	13.2%
Adjusted EBITDA Margin (5)	39.2%	40.7%	(1.5)%

BUSINESS OUTLOOK

For fiscal 2019, the Company reaffirms its previously revised estimates that it will achieve revenues between $1.33 billion and $1.37 billion and Adjusted EBITDA between $540 million and $556 million. In addition, the Company is reaffirming its previously revised estimates that it will achieve Adjusted non-GAAP earnings per diluted share of between $6.95 and $7.15.

Adjusted non-GAAP earnings per diluted share for 2019 excludes share-based compensation of between $23 million and $27 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2019 (exclusive of the release of reserves for uncertain tax positions) will be between 20.5% and 22.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
The estimated GAAP effective tax rates were approximately 17.0% for Q3 2019 and 22.9% for Q3 2018. The estimated Adjusted non-GAAP effective tax rates were approximately 21.7% for Q3 2019 and 20.8% for Q3 2018.

(4)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended September 30, 2019 and 2018 totaled $1.08 and $0.91 per diluted share, respectively.

(5)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Spiceworks, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, IPVanish and KeepItSafe in its Cloud Services business. J2 reaches over 180 million people per month across its brands. As of December 31, 2018, J2 had achieved 23 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.
Contact:
Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2019 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2018 Annual Report on Form 10-K filed by J2 Global on March 1, 2019, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2019 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$94,570	$209,474
Accounts receivable, net of allowances of $12,335 and $10,422, respectively	203,869	221,615
Prepaid expenses and other current assets	48,857	29,242
Total current assets	347,296	460,331
Long-term investments	96,788	83,828
Property and equipment, net	117,496	98,813
Operating lease right-of-use assets	90,134	—
Goodwill	1,626,266	1,380,376
Other purchased intangibles, net	604,906	526,468
Other assets	12,799	11,014
TOTAL ASSETS	$2,895,685	$2,560,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$228,751	$166,521
Income taxes payable, current	2,144	12,915
Deferred revenue, current	155,162	127,568
Operating lease liabilities, current	24,078	—
Other current liabilities	2,303	318
Total current liabilities	412,438	307,322
Long-term debt	1,150,515	1,013,129
Deferred revenue, noncurrent	11,807	13,200
Operating lease liabilities, noncurrent	70,927	—
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	50,758	59,644
Deferred income taxes, noncurrent	83,496	69,048
Other long-term liabilities	19,701	51,068
TOTAL LIABILITIES	1,811,317	1,525,086
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	476	481
Additional paid-in capital	369,973	354,210
Treasury stock	—	(42,543)
Retained earnings	768,192	769,575
Accumulated other comprehensive loss	(54,273)	(45,979)
TOTAL STOCKHOLDERS’ EQUITY	1,084,368	1,035,744
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,895,685	$2,560,830

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total revenues	$344,141	$292,724	$966,466	$861,236

Cost of revenues (1)	61,716	49,217	172,995	145,112
Gross profit	282,425	243,507	793,471	716,124

Operating expenses:
Sales and marketing (1)	98,486	80,708	273,812	250,190
Research, development and engineering (1)	13,770	11,950	38,692	35,412
General and administrative (1)	110,810	93,792	314,132	272,926
Total operating expenses	223,066	186,450	626,636	558,528
Income from operations	59,359	57,057	166,835	157,596
Interest expense, net	17,271	15,175	50,625	46,428
Other expense, net	864	1,239	2,702	6,150
Income before income taxes and net loss (income) in earnings of equity method investment	41,224	40,643	113,508	105,018
Income tax expense	6,998	9,310	17,851	23,365
Net loss (income) in earnings of equity method investment	3,481	610	(126)	3,581
Net income	$30,745	$30,723	$95,783	$78,072

Basic net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$0.63	$0.63	$1.98	$1.61

Diluted net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$0.62	$0.61	$1.93	$1.57

Basic weighted average shares outstanding	47,673,211	48,009,953	47,654,327	47,945,264
Diluted weighted average shares outstanding	49,064,272	49,279,217	48,892,523	49,068,653

(1) Includes share-based compensation expense as follows:
Cost of revenues	$127	$128	$390	$378
Sales and marketing	419	548	1,212	1,380
Research, development and engineering	373	399	1,092	1,187
General and administrative	5,527	6,831	15,700	18,448
Total	$6,446	$7,906	$18,394	$21,393

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
Cash flows from operating activities:	2019	2018
Net income	$95,783	$78,072
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	170,409	132,850
Amortization of financing costs and discounts	9,072	8,692
Amortization of operating lease assets	14,474	—
Share-based compensation	18,394	21,393
Provision for doubtful accounts	9,217	13,992
Deferred income taxes, net	2,850	559
Changes in fair value of contingent consideration	8,044	14,400
(Income) loss on equity investments	(166)	8,421
Decrease (increase) in:
Accounts receivable	29,953	49,937
Prepaid expenses and other current assets	(10,094)	(3,771)
Other assets	(1,528)	1,714
Increase (decrease) in:
Accounts payable and accrued expenses	3,008	(38,508)
Income taxes payable	(15,179)	(4,304)
Deferred revenue	777	7,042
Operating lease liabilities	(13,612)	—
Liability for uncertain tax positions	(9,144)	3,678
Other long-term liabilities	(566)	(51)
Net cash provided by operating activities	311,692	294,116
Cash flows from investing activities:
Distribution from equity method investment	10,288	—
Purchases of equity method investment	(22,338)	(34,558)
Purchases of available-for-sale investments	—	(500)
Purchases of property and equipment	(49,483)	(44,928)
Acquisition of businesses, net of cash received	(411,349)	(191,567)
Purchases of intangible assets	(46)	(183)
Net cash used in investing activities	(472,928)	(271,736)
Cash flows from financing activities:
Payment of note payable	(5,100)	—
Proceeds from line of credit	185,000	—
Repayment of line of credit	(57,000)	—
Repurchase of common stock	(20,562)	(4,167)
Issuance of stock, net of costs	7,269	1,554
Dividends paid	(43,507)	(60,654)
Deferred payments for acquisitions	(17,734)	(3,558)
Other	(1,514)	(330)
Net cash provided by (used in) financing activities	46,852	(67,155)
Effect of exchange rate changes on cash and cash equivalents	(520)	(2,646)
Net change in cash and cash equivalents	(114,904)	(47,421)
Cash and cash equivalents at beginning of period	209,474	350,945
Cash and cash equivalents at end of period	$94,570	$303,524

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$30,745	$0.62	$30,723	$0.61
Plus:
Share based compensation (1)	4,305	0.09	5,970	0.12
Acquisition related integration costs (2)	6,355	0.13	5,959	0.12
Interest costs (3)	1,433	0.03	1,561	0.03
Amortization (4)	38,708	0.81	30,005	0.62
Investments (5)	3,481	0.07	588	0.01
Tax (benefit) expense from prior years (6)	(2,271)	(0.05)	337	0.01
Convertible debt dilution (7)	—	0.02	—	0.01
Adjusted non-GAAP net income	$82,756	$1.70	$75,143	$1.53
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

	Nine Months Ended September 30,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$95,783	$1.93	$78,072	$1.57
Plus:
Share based compensation (1)	13,858	0.29	15,256	0.32
Acquisition related integration costs (2)	13,976	0.29	19,139	0.40
Interest costs (3)	5,169	0.11	4,164	0.09
Amortization (4)	100,148	2.10	85,676	1.78
Investments (5)	(126)	—	5,965	0.12
Tax expense from prior years (6)	72	—	337	0.01
Convertible debt dilution (7)	—	0.05	—	0.03
Adjusted non-GAAP net income	$228,880	$4.70	$208,609	$4.24
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2019	2018
Cost of revenues	$61,716	$49,217
Plus:
Share based compensation (1)	(127)	(128)
Acquisition related integration costs (2)	(270)	(304)
Amortization (4)	(460)	(546)
Adjusted non-GAAP cost of revenues	$60,859	$48,239

Sales and marketing	$98,486	$80,708
Plus:
Share based compensation (1)	(419)	(548)
Acquisition related integration costs (2)	(3,420)	(1,001)
Adjusted non-GAAP sales and marketing	$94,647	$79,159

Research, development and engineering	$13,770	$11,950
Plus:
Share based compensation (1)	(373)	(399)
Acquisition related integration costs (2)	(2,087)	(10)
Adjusted non-GAAP research, development and engineering	$11,310	$11,541

General and administrative	$110,810	$93,792
Plus:
Share based compensation (1)	(5,527)	(6,831)
Acquisition related integration costs (2)	(2,265)	(6,037)
Amortization (4)	(50,457)	(35,795)
Tax benefit (expense) from prior years (6)	3,268	(378)
Adjusted non-GAAP general and administrative	$55,829	$44,751

Interest expense, net	$17,271	$15,175
Plus:
Acquisition related integration costs (2)	—	(23)
Interest costs (3)	(2,308)	(2,179)
Tax expense from prior years (6)	—	(57)
Adjusted non-GAAP interest expense, net	$14,963	$12,916

Other expense, net	$864	$1,239
Adjusted non-GAAP other expense, net	$864	$1,239

Continued from previous page

Income tax provision	$6,998	$9,310
Plus:
Share based compensation (1)	2,141	1,936
Acquisition related integration costs (2)	1,687	1,416
Interest costs (3)	875	618
Amortization (4)	12,209	6,336
Investments (5)	—	22
Tax (benefit) expense from prior years (6)	(997)	98
Adjusted non-GAAP income tax provision	$22,913	$19,736

Net loss in earnings of equity method investment	$3,481	$610
Plus:
Investments (5)	(3,481)	(610)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(52,011)	$(44,420)

GAAP earnings per diluted share	$0.62	$0.61
Adjustments *	$1.08	$0.91
Adjusted non-GAAP earnings per diluted share	$1.70	$1.53
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Nine Months Ended September 30,
	2019	2018
Cost of revenues	$172,995	$145,112
Plus:
Share based compensation (1)	(390)	(378)
Acquisition related integration costs (2)	(325)	(347)
Amortization (4)	(1,443)	(1,686)
Adjusted non-GAAP cost of revenues	$170,837	$142,701

Sales and marketing	$273,812	$250,190
Plus:
Share based compensation (1)	(1,212)	(1,380)
Acquisition related integration costs (2)	(3,144)	(1,925)
Adjusted non-GAAP sales and marketing	$269,456	$246,885

Research, development and engineering	$38,692	$35,412
Plus:
Share based compensation (1)	(1,092)	(1,187)
Acquisition related integration costs (2)	(2,087)	(285)
Adjusted non-GAAP research, development and engineering	$35,513	$33,940

General and administrative	$314,132	$272,926
Plus:
Share based compensation (1)	(15,700)	(18,448)
Acquisition related integration costs (2)	(12,546)	(20,461)
Amortization (4)	(132,270)	(102,664)
Tax expense from prior years (6)	(104)	(378)
Adjusted non-GAAP general and administrative	$153,512	$130,975

Interest expense, net	$50,625	$46,428
Plus:
Acquisition related integration costs (2)	27	(68)
Interest costs (3)	(6,828)	(6,443)
Tax expense from prior years (6)	—	(57)
Adjusted non-GAAP interest expense, net	$43,824	$39,860

Other expense, net	$2,702	$6,150
Plus:
Investments (5)	—	(2,900)
Adjusted non-GAAP other expense, net	$2,702	$3,250

Continued from previous page

Income tax provision	$17,851	$23,365
Plus:
Share based compensation (1)	4,536	6,137
Acquisition related integration costs (2)	4,099	3,947
Interest costs (3)	1,659	2,279
Amortization (4)	33,565	18,674
Investments (5)	—	516
Tax expense from prior years (6)	32	98
Adjusted non-GAAP income tax provision	$61,742	$55,016

Net (income) loss in earnings of equity method investment	$(126)	$3,581
Plus:
Investments (5)	126	(3,581)
Adjusted non-GAAP net (income) loss in earnings of equity method investment	$—	$—

Total adjustments	$(133,097)	$(130,537)

GAAP earnings per diluted share	$1.93	$1.57
Adjustments *	$2.77	$2.67
Adjusted non-GAAP earnings per diluted share	$4.70	$4.24
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related accrual reversals of uncertain tax positions under ASC 740. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP Net Loss (Income) in Equity Method Investment and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$30,745	$30,723	$95,783	$78,072
Plus:
Interest expense, net	17,271	15,175	50,625	46,428
Other expense, net	864	1,239	2,702	6,150
Income tax expense	6,998	9,310	17,851	23,365
Depreciation and amortization	64,197	46,375	170,409	132,850
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	6,446	7,906	18,394	21,393
Acquisition-related integration costs	8,042	7,352	18,102	23,018
Investments	3,481	610	(126)	3,581
Additional indirect tax (benefit) expense from prior years	(3,268)	378	104	378

Adjusted EBITDA	$134,776	$119,068	$373,844	$335,235

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) change in value on investments and (4) additional indirect tax (benefit) expense from prior years. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$95,357	$99,481	$—	$311,692
Less: Purchases of property and equipment	(12,531)	(18,260)	(18,692)	—	(49,483)
Add: Contingent consideration*	—	8,698	(240)	—	8,458
Free cash flows	$104,323	$85,795	$80,549	$—	$270,667

* Free Cash Flows of $85.8 million for Q2 2019 and $80.5 million for Q3 2019 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$102,383	$87,823	$107,209	$401,325
Less: Purchases of property and equipment	(13,165)	(15,393)	(16,370)	(11,451)	(56,379)
Free cash flows	$90,745	$86,990	$71,453	$95,758	$344,946

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPEMBER 30, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$171,163	$172,975	$3	$344,141

Gross profit
GAAP gross profit	$132,923	$149,499	$3	$282,425
Non-GAAP adjustments:
Share-based compensation	125	2	—	127
Acquisition related integration costs	55	215	—	270
Amortization	460	—	—	460
Adjusted non-GAAP gross profit	$133,563	$149,716	$3	$283,282

Operating profit
GAAP operating profit	$60,962	$5,475	$(7,078)	$59,359
Non-GAAP adjustments:
Share-based compensation	1,361	1,211	3,874	6,446
Acquisition related integration costs	238	7,804	—	8,042
Amortization	21,573	28,742	602	50,917
Additional indirect tax benefit from prior years	(3,268)	—	—	(3,268)
Adjusted non-GAAP operating profit	$80,866	$43,232	$(2,602)	$121,496

Depreciation	3,032	10,248	—	13,280
Adjusted EBITDA	$83,898	$53,480	$(2,602)	$134,776

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.6 million and $2.9 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $2.6 million and $2.9 million, respectively.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$150,094	$142,628	$2	$292,724

Gross profit
GAAP gross profit	$118,326	$125,179	$2	$243,507
Non-GAAP adjustments:
Share-based compensation	126	2	—	128
Acquisition related integration costs	267	37	—	304
Amortization	546	—	—	546
Adjusted non-GAAP gross profit	$119,265	$125,218	$2	$244,485

Operating profit
GAAP operating profit	$57,117	$6,994	$(7,054)	$57,057
Non-GAAP adjustments:
Share-based compensation	1,561	2,018	4,327	7,906
Acquisition related integration costs	851	6,501	—	7,352
Amortization	12,636	22,956	749	36,341
Additional indirect tax expense from prior years	378	—	—	378
Adjusted non-GAAP operating profit	$72,543	$38,469	$(1,978)	$109,034

Depreciation	2,410	7,624	—	10,034
Adjusted EBITDA	$74,953	$46,093	$(1,978)	$119,068

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $1.5 million and $1.5 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $1.5 million and $1.5 million, respectively.